Exhibit h(xi)

FORM OF AMENDMENT AGREEMENT

Amending the terms of a Transfer Agency Agreement

This Amendment Agreement, made as of                             , is made by and between Baillie Gifford Funds, a Massachusetts business trust (the “Trust”) in its own capacity and on behalf of each series of the Trust, and BNY Mellon Investment Servicing (US) Inc. (“BNYM”).

WITNESSETH:

The Trust (acting in its own capacity and on behalf of certain series of the Trust) and BNYM entered into a transfer agency advisory agreement on 1 September 2014 pursuant to which the Trust appointed BNYM as transfer agent, registrar and dividend disbursing agent for ten series of the Trust (the “Transfer Agency Agreement”).

Pursuant to Section 16 of the Transfer Agency Agreement, the parties wish to amend the terms of the Transfer Agency Agreement to allow a new series of the Trust to appoint BGOL as transfer agent, registrar and dividend disbursing agent.

In accordance with Section 19(s) of the Transfer Agency Agreement, the parties agree to be bound by all terms of the Transfer Agency Agreement as herein amended, as if the new series was a party to the Transfer Agency Agreement, with effect from the date hereof.

NOW, THEREFORE, the parties wish to amend the Transfer Agency Agreement as follows:

1.             Schedule B

Schedule B is deleted in its entirety and replaced with the Schedule B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized:

BAILLIE GIFFORD FUNDS, in its own capacity and on behalf of each of The Emerging Markets Fund, The EAFE Fund, The International Equity Fund, The Global Alpha Equity Fund, The North American Equity Fund, The EAFE Choice Fund, The International Choice Fund, The EAFE Pure Fund, The Emerging Markets Bond Fund, The Long Term Global Growth Equity Fund and The Asia Ex Japan Fund

Name: Peter Hadden
Authority: President, Baillie Gifford Funds

BNY MELLON INVESTMENT SERVICING (US) INC.
Name:
Authority:

Schedule B

(Dated                  )

This Schedule B is Schedule B to the Amendment Agreement (amending the terms of a transfer agency agreement dated 1 September 2014) between BNY Mellon Investment Servicing (US) Inc, and Baillie Gifford Funds (acting in its own capacity and on behalf of the following portfolios):

Portfolios
The Emerging Markets Fund
The EAFE Fund
The International Equity Fund
The Global Alpha Equity Fund
The North American Equity Fund
The EAFE Choice Fund
The International Choice Fund
The EAFE Pure Fund
The Emerging Markets Bond Fund
The Long Term Global Growth Equity Fund
The Asia Ex Japan Fund